THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

                                                                        $335,000

                             THE PROJECT GROUP, INC.

                            12% CONVERTIBLE DEBENTURE

      Section 1. General.

            For value received, The Project Group, Inc., a Nevada corporation (the "PAYOR"), hereby promises to pay to the order of Corporate Strategies, Inc., or assigns (the "PAYEE"), the principal amount of THREE HUNDRED THIRTY FIVE THOUSAND DOLLARS AND ZERO CENTS ($335,000) plus interest accrued thereon, as provided in this convertible debenture (the "DEBENTURE"). Except as provided for herein, all payments required to be made hereunder, if any, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

      Section 2. Computation of Interest.

            Interest shall accrue on the unpaid balance of the principal amount of this Debenture (without any compounding) from and including the date hereof to, but excluding, the date on which the principal amount of this Debenture is paid in full (or converted in accordance with Section 13 hereof) at a rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed)(the "INTEREST RATE") equal to twelve percent (12%).

      Section 3. Payment of Principal and Interest.

            (a) Interest accruing on this Debenture shall be payable in monthly installments on the last day of each calendar month (or, if such date is a Saturday, Sunday or legal holiday in the State of Texas, on the first business day thereafter)(each such date being referred to as an "INTEREST PAYMENT DATE"). The Payee may, at its option and by written notice given at least five business days prior to any Interest Payment Date (each such notice being referred to as a "SHARE INTEREST ELECTION NOTICE"), require that accrued interest otherwise required to be paid hereunder be paid in the form of shares of common stock (the "INTEREST SHARES") of Pro Squared, Inc. ("PRO SQUARED") held by the Corporation at the rate of one percent (1%) of the outstanding shares of Pro Squared common stock, measured as of October 14, 2004, for each $3,350 of accrued interest for which a Share Interest Election Notice is given. In the event that the Payee gives a Share Interest Election Notice and the Corporation does not, at that time, hold adequate shares of common stock of Pro Squared to deliver the Interest Shares required to be delivered pursuant to that Share Interest Election Notice, the Corporation shall cause Pro Squared to issue to the Payee sufficient additional shares of common stock of Pro Squared to satisfy the obligation of the Corporation to deliver Interest Shares pursuant to that notice.

            (b) If not prepaid by the Payor in accordance with Section 4, converted by the Payee in accordance with Section 13, or called for Non-Cash Prepayment by the Payee in accordance with Section 3(c), the principal of, and accrued but unpaid interest on, this Debenture shall be payable two year from the date hereof (the "MATURITY DATE") by wire transfer of immediately available funds to the account of the Payee, or by certified or official bank check payable to the Payee mailed to the Payee at the address of the Payee designated in Section 12.

            (c) Unless earlier prepaid or converted, on and after the first anniversary of the date hereof (the "NON-CASH PREPAYMENT TRIGGER DATE"), the Payee shall have the right to cause this Debenture to be prepaid (a "NON-CASH PREPAYMENT"), in part or in whole, by the Corporation for the Non-Cash Prepayment Price (as defined below), or a pro rata portion of the Non-Cash Prepayment Price equal to the proportion of the Debenture to be prepaid hereunder. The term "NON-CASH PREPAYMENT PRICE" shall mean a number of shares of common stock of Pro Squared which, when added to the Interest Shares delivered pursuant to Section 3(a), represents 67% of the issued and outstanding shares of common stock of Pro Squared at the time of determination of the Non-Cash Prepayment Price; provided, however, that where less than the entire original principal amount of the Debenture is to be prepaid pursuant to this Section 3(c), the Non-Cash Prepayment Price shall be reduced proportionally. The Payee may, at its option, require the Corporation to affect a Non-Cash Prepayment by providing written notice requesting a Non-Cash Prepayment and setting out the principal amount of the Debenture to be so prepaid (each such notice being referred to as a "NON-CASH PREPAYMENT NOTICE"), in which case the Corporation shall deliver to the holders the Non-Cash Prepayment Price not later than ten business days following delivery of the Non-Cash Prepayment Notice. In the event that the Payee gives a Non-Cash Prepayment Notice and the Corporation does not, at that time, hold adequate shares of common stock of Pro Squared to deliver the Non-Cash Prepayment Price required to be delivered pursuant to that Non-Cash Prepayment Notice, the Corporation shall cause Pro Squared to issue to the Payee sufficient additional shares of common stock of Pro Squared to satisfy the obligation of the Corporation to deliver the Non-Cash Prepayment Price pursuant to that notice.

      Section 4. Prepayment.

            This Debenture may be prepaid in whole or in part prior to the Maturity Date at the sole election of the Payor; provided, however, that, except as otherwise provided herein, any prepayment of this Debenture shall be subject to payment of an early payment premium in an amount equal to twenty percent (20%) of the principal amount so prepaid.

      Section 5. Defaults.

            Upon the occurrence of any of the following events, the entire unpaid principal of this Debenture, together with all accrued interest hereon, shall become immediately due and payable, and the Payee shall be entitled to pursue all remedies that the Payee may have, at law or in equity, for the enforcement and collection hereof:

            (a) The failure by Payor to make full payment of all interest and principal due on this Debenture on any Interest Payment Date or the Maturity Date, as appropriate; or

            (b) Any assignment for the benefit of Payor's creditors, filing of a petition in bankruptcy, consent to entry of an order for relief against it in an involuntary case, filing of a petition or application to any tribunal for the appointment of any receiver, trustee or similar official for it or a substantial part of its assets, or commencement of any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; any adjudication of insolvency or bankruptcy of Payor, or the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official of it or a substantial part of its assets, or the filing against Payor of any such petition or application, or the commencement of any such proceeding against it, which remains undismissed for a period of sixty (60) days or more; or

            (c) The entry by a court of competent jurisdiction of an order or decree under any bankruptcy law for relief against the Payor in an involuntary case, or for appointment of a receiver, trustee, assignee, liquidator or similar official of the Payor, or for any substantial part of its property, or an order for the liquidation of the Payor; where any such order or decree remains unstayed and in effect for thirty (30) days.

      Section 6. Defenses.

            The obligations of the Payor under this Debenture shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

      Section 7. Exchange or Replacement of Debenture.

            (a) The Payee may, at its option, in person or by duly authorized attorney, surrender this Debenture for exchange, at the principal business office of the Payor, and receive in exchange therefore, a new Debenture in the same principal amount as the unpaid principal amount of this Debenture and bearing interest at the same annual rate as this Debenture, each such new Debenture to be dated as of the date of this Debenture and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Payee may designate in writing.

            (b) Upon receipt by the Payor of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Debenture, if mutilated, the Payor will deliver a new Debenture of like tenor in lieu of this Debenture. Any Debenture delivered in accordance with the provisions of this Section 7 shall be dated as of the date of this Debenture.

      Section 8. Attorneys' and Collection Fees.

            Should the indebtedness evidenced by this Debenture or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Payor agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses, incurred by the Payee in collecting or enforcing this Debenture.

      Section 9. Waivers.

            The Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Debenture. No delay by the Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Payee and then only to the extent set forth therein.

      Section 10. Amendments.

            This Debenture may not be amended without the express written consent of both the Payor and the Payee.

      Section 11. Governing Law.

            This Debenture is made and delivered in, and shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to principles of conflicts of laws of the State of Texas or any other state). Any action to enforce the terms of this Debenture shall be exclusively brought in the state and/or federal courts in Harris County, Texas.

      Section 12. Notices.

            All notices, requests, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties listed below:

            (a)   If to Payor:   The Project Group, Inc.
                                 333 N. Sam Houston Pkwy E., Suite 275
                                 Houston, Texas 77060
                                 Attention:  Craig Crawford
                                 Facsimile:  281-445-3373

            (b)   If to Payee:   Corporate Strategies, Inc.
                                 1770 St. James Place, Suite 116
                                 Houston, Texas 77056
                                 Attention:  Tim Connolly

Each such notice, request or other communication shall be effective (i) upon receipt (provided, however, that notices received on a Saturday, Sunday or legal holiday or after 5:00 p.m. on any other day will be deemed to have been received on the next business day), if given by legible facsimile transmission with proof from sender of confirmation of receipt, or (ii) if given by any other means, when delivered at the address specified in this Section 12.

      Section 13. Conversion.

            (a) Conversion Rights. Subject to Payor's right to prepay, in part or in whole, the Debenture in the manner described in Section 4, which right shall continue for a period of ten calendar days following a Conversion Notice (as defined below), Payee shall have the right to convert the Debenture into shares of common stock (the "COMMON STOCK") of the Payor at a rate (the "CONVERSION RATE") determined by dividing the principal amount so converted by the product determined by multiplying (i) 75% by (ii) the average of the lowest five closing prices of the Common Stock over the twenty trading days immediately preceding the delivery of a Conversion Notice.

            (b) Mechanics of Conversion. The Payee may exercise the conversion right specified above by surrendering to the Corporation the Debenture, accompanied by a notice (a "CONVERSION NOTICE") specifying the principal amount of the Debenture to be converted; provided that the Corporation shall not be obligated to issue to any certificates evidencing the shares of Common Stock issuable upon such conversion unless the Debenture is delivered to the Corporation. Conversion of the Debenture may be exercised in whole or in part by the Payee by faxing an executed and completed notice of conversion to the Corporation and delivering the original notice of conversion and the Debenture to the Corporation by express courier within three (3) business days of exercise. Conversion shall be deemed to have been effected on the date when delivery of the Conversion Notice and the Debenture are delivered to the Corporation and such date is referred to herein as the "CONVERSION DATE". Subject to the provisions of subparagraph 13(d)(iv) and the prepayment rights of the Payor, as promptly as practicable thereafter, the Corporation shall issue and deliver to the Payee the number of full shares of Common Stock to which the Payee is entitled. Subject to the provisions of subparagraph 13(d)(iv), the Payee shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the outstanding principal amount covered by the Debenture, the Corporation shall issue and deliver to or upon the written order of the Payee, at the expense of the Corporation, a new Debenture evidencing the then unpaid and unconverted principal balance of the Debenture.

            (c) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of this Debenture. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any portion of this Debenture, the number of shares issuable upon conversion will be rounded up to the nearest whole share.

            (d) Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:

            (i) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Payee, after such date, shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Debenture been converted immediately prior to such date. Successive adjustments in the Conversion Rate shall be made whenever any event specified above shall occur.

            (ii) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class other than its Common Stock or (B) of evidence of indebtedness of the Corporation or any Subsidiary or (C) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in the foregoing paragraph), or (D) of rights or warrants, the Payee shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of Common Stock to which he is entitled, the amount of such shares, indebtedness or assets (or, at the option of the Corporation, the sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

            (iii) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation or substantially all of its assets, this Debenture shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of this Debenture would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Payee shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of this Debenture.

            (iv) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this subparagraph (d) shall require that any adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event, issuing to the Payee, with respect to any portion of this Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

            (e) Statement Regarding Adjustments. Whenever the Conversion Rate shall be adjusted as provided in subparagraph 13(d), the Corporation shall forthwith file, at the office of any transfer agent Debenture and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Rate that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to the Payee. Such copy may be included as part of a notice required to be mailed under the provisions of subparagraph 13(f).

            (f) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (d) (but only if the action would result in an adjustment in the Conversion Rate), the Corporation shall give notice to the Payee, in the manner set forth in subparagraph 13(e), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of this Debenture. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not, however, affect the legality or validity of any such action.

            (g) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any portion of this Debenture; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Payee.

            (h) Reservation of Shares. The Corporation shall reserve at all times so long as any portion of this Debenture shall remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued Common Stock, or both, solely for the purpose of effecting the conversion of this Debenture, sufficient shares of Common Stock to provide for the conversion of the full unpaid balance of this Debenture.

            (i) Valid Issuance. All shares of Common Stock which may be issued upon conversion of this Debenture will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

      Section 14. No Rights of Stockholders.

            Except as otherwise provided herein, this Debenture shall not entitle the Payee to any of the rights of a stockholder of the Payor, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Payor, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

            IN WITNESS WHEREOF, the Payor has caused this Debenture to be duly executed by its duly authorized officer as of the date indicated below.

                                        THE PROJECT GROUP, INC.
Date: November 24, 2004

                                        By: /s/ Craig Crawford
                                           -------------------------------------
                                           Name:  Craig Crawford
                                           Title: President

                                     ANNEX A

                                CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Debenture)

RE:    The Project Group, Inc.
       12% Convertible Debenture in the original principal amount of $335,000

The undersigned hereby irrevocably elects to convert the above Debenture into shares of Common Stock, $0.001 par value per share, of The Project Group, Inc. according to the provisions hereof, as of the date written below.

Conversion calculations:                ________________________________________
                                        Date of Conversion Notice

                                        ________________________________________
                                        Principal Amount of Note to be Converted

                                        ________________________________________
                                        Conversion Price
                                        (Pursuant to Section 13(a))

                                        ________________________________________
                                        Number of Shares to be Issued
                                        Upon Conversion

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Name

                                        _______________________________________
                                        Address